Exhibit 99.2
Fourth Quarter 2006
Supplemental Operating and Financial Data
Unaudited

Forward-Looking Statements
This supplemental information contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act, which are based on our current expectations, estimates and projections about future events and financial trends affecting us. These forward-looking statements are not guarantees of future performance. Forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “strategy,” “plan,” “would be,” “should,” “projected,” or “continue” or the negative thereof or other variations thereon or comparable terminology, are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:
•	Our ability to borrow on favorable terms;

•	General economic and business conditions, which we believe will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•	Adverse changes in the real estate markets including, among other things, increased competition with other companies;

•	Risks related to real estate acquisition and development, including, among other things, risks that the development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that the development or operating costs may be greater than anticipated;

•	Our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•	Risks associated with the leasing and operation of office properties, including risks that we may not be able to lease available space at favorable rental rates or in anticipated time frames, that tenants will not take occupancy or pay rent in accordance with their leases, or that operating costs may be greater than anticipated;

•	Our ability to pay our distributions at their current rate;

•	Governmental actions and initiatives;

•	Environmental requirements;

•	The impact of potential management changes or disputes with members of our management or Board of Trustees;

•	Our ability to acquire the option properties; and

•	The outcome of any material litigation (including any litigation with our former President and Chief Development Officer or members of our Board of Trustees).
We undertake no obligation to update or supplement any forward-looking statements. For further information, please refer to our filings with the Securities and Exchange Commission, particularly “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 28, 2006, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 filed on May 12, 2006, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 filed on August 10, 2006, Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006 filed on November 7, 2006 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 to be filed by March 16, 2007.
Non-GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this supplemental information package. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found later in this package.

Republic Property Trust
Index to Supplemental Unaudited Operating and Financial Data
As of and for the Fiscal Quarter Ended December 31, 2006

CORPORATE PROFILE
About the Company
We are a fully-integrated, self-administered and self-managed real estate investment trust formed to own, operate, acquire and develop primarily Class A office properties, predominantly in the Washington, D.C. metropolitan, or Greater Washington, D.C., market.
As of December 31, 2006, we owned 13 commercial properties consisting of 24 institutional-grade office buildings indirectly through Republic Property Limited Partnership, our Operating Partnership, in which we had an approximate 88% economic interest at December 31, 2006. Our properties are characterized by (i) our tenant base, which includes several U.S. government agencies and nationally recognized corporations, (ii) the institutional quality and utility of our office parks and buildings and (iii) the substantial amount of space occupied on average by our tenants. As of December 31, 2006, approximately 21.2% and 46.0% of portfolio net rentable square feet was leased to U.S. government agencies and nationally recognized corporations, respectively. Our portfolio of 13 commercial properties contains an aggregate of approximately 2.4 million net rentable square feet, with one Class A trophy office property located in the District of Columbia, approximately one half block from the White House, and twelve Class A office properties located in Northern Virginia. In addition, we hold options to acquire three office properties in the District of Columbia, representing, in the aggregate, an estimated 1.1 million net rentable square feet upon completion. Republic Square I is approximately 46% leased and 21% occupied. The Portals III is approximately 13% leased and unoccupied. The remaining property, Republic Square II, is an undeveloped parcel of land.
History
Republic Property Trust was incorporated as a Maryland real estate investment trust on July 19, 2005 and maintains its headquarters at 13861 Sunrise Valley Drive, Suite 410, Herndon, VA 20171. We completed our initial public offering (the “IPO”) of common shares of beneficial interest (“common shares”) on December 20, 2005. The IPO resulted in the sale of 21,021,200 common shares, including 1,021,200 common shares sold pursuant to the January 2006 partial exercise of the underwriters’ over allotment option, at a price per share of $12.00, generating gross proceeds to the Company of $252.3 million. The aggregate proceeds to the Company, net of underwriters’ discounts, commissions and financial advisory fees but prior to other offering costs, were approximately $234.6 million.
Concurrent with the closing of the IPO, the Company entered into various formation transactions. The Company had no significant operations prior to the consummation of the IPO and the formation transactions on December 20, 2005.
Summary as of December 31, 2006

Corporate Headquarters	Herndon, Virginia
Fiscal Year-End	12/31
Total Office Buildings	24
Total Net Rentable Square Feet	2,410,543
Geographic Focus	Greater Washington, D.C.
Common Shares and Units Issued and Outstanding	29,636,601
Distribution – Quarterly (1)	$0.125/share
Dividend Yield (2)	4.3%
Total Market Capitalization (3)	$692,140,000

(1)	Distribution of $0.125 per share represents the quarterly distribution for the quarter ended December 31, 2006. Distribution was announced on January 12, 2007 and was paid on February 15, 2007 to shareholders of record on January 31, 2007.

(2)	The dividend yield is calculated by dividing four times the quarterly dividend by the price of our common shares. The price used was $11.54, the closing price on December 29, 2006.

(3)	Total Market Capitalization is the sum of the market value of our common shares and units as of December 31, 2006 and our total debt.

Contact Information
Republic Property Trust
13861 Sunrise Valley Drive
Suite 410
Herndon, VA 20171

Phone:	(703) 880-2900
Fax:	(703) 880-2901
Web:	www.rpbtrust.com
Stock Listing
The common shares of Republic Property Trust are listed on the New York Stock Exchange under the symbol RPB.
Independent Registered Public Accounting Firm
Ernst & Young LLP
8484 Westpark Drive
McLean, VA 22102
Transfer Agent and Registrar
LaSalle Bank, N.A.
135 South LaSalle Street
Suite 1946
Chicago, IL 60603
Research Coverage (1)

Bear, Stearns & Co. Inc.
Ross L. Smotrich	(212) 272-8046
Jeffrey S. Langbaum	(212) 272-4201
George A. Hoglund, CFA	(212) 272-6272

Friedman, Billings, Ramsey & Co., Inc.
Wilkes Graham	(703) 312-9737

Lehman Brothers Inc.
David Harris	(212) 526-1790
David Toti	(212) 526-2002

Raymond James & Associates, Inc.
Paul D. Puryear	(727) 567-2253
Ken Avalos	(727) 567-2660

Wachovia Capital Markets, LLC
Christopher Haley	(443) 263-6773
Brendan Maiorana	(443) 263-6516

(1)	Republic Property Trust is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Republic Property Trust’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Republic Property Trust or its management. Republic Property Trust does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

FINANCIAL INFORMATION
Key Financial Data

	As of	As of	As of	As of	As of
	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05
Portfolio Size:
Properties	13	13	12	10	10
Total Net Rentable Square Feet	2,410,543	2,417,096	2,235,942	1,991,071	1,991,056
Sq. Ft. Leased at End of Period	2,107,240	2,118,221	1,985,515	1,724,368	1,756,313
Percent Leased	87.4%	87.6%	88.8%	86.6%	88.2%

Shares and Units
Common Shares Issued and Outstanding	26,076,582	26,057,528	26,051,937	26,043,064	25,017,524
Common Units Issued and Outstanding (1)	3,560,019	3,560,019	3,560,019	3,560,019	3,560,019
Combined Shares and Units	29,636,601	29,617,547	29,611,956	29,603,083	28,577,543
Quarterly Weighted Average Shares and Units – Basic and Diluted	29,614,795	29,608,224	29,604,304	29,545,771	28,577,543

Common Share Daily Closing Price ($’s):
At the End of the Quarter	$11.54	$11.02	$9.88	$11.77	$12.00
High during the Quarter	$12.44	$11.34	$12.25	$12.65	$12.14
Low during the Quarter	$11.00	$9.66	$9.88	$11.40	$12.00

Market Capitalization:
($’s in thousands except ratios)
Market Value of Equity	$342,006	$326,385	$292,566	$348,428	$342,931
Total Debt	$350,134	$345,176	$292,211	$231,847	$231,894
Total Market Capitalization	$692,140	$671,561	$584,777	$580,275	$574,825
Total Debt/Total Market Capitalization	50.6%	51.4%	50.0%	40.0%	40.3%

Balance Sheet Data
($’s in thousands)
Total Assets	$596,468	$602,646	$556,371	$502,358	$520,397
Gross Book Value of Real Estate Assets	$585,387	$587,381	$537,741	$470,386	$468,090
Total Liabilities	$384,152	$380,765	$326,610	$266,317	$294,987

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05
Statement of Operations Data
($’s in thousands)
Total Revenue	$17,088	$16,376	$17,801	$14,687	$9,204
Net (Loss) Income	$(3,126)	$(1,609)	$(178)	$61	$(14,380)

(1)	Represents the amount of units not beneficially owned by Republic Property Trust.

Republic Property Trust
Condensed Consolidated Balance Sheets
As of December 31, 2006 and December 31, 2005

(Dollars in thousands except share data)	December 31, 2006	December 31, 2005
ASSETS
Investment in real estate:
Land	$102,100	$83,600
Commercial office buildings and improvements	483,287	384,490

	585,387	468,090
Less: accumulated depreciation and amortization	(33,635)	(19,486)

	551,752	448,604
Cash and cash equivalents	6,956	23,127
Marketable securities	—	10,004
Restricted cash	6,745	9,386
Rents and other receivables	7,630	5,301
Prepaid expenses and other assets	23,385	23,975

Total assets	$596,468	$520,397

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$345,134	$231,894
Line of credit payable	5,000	—
Intangible lease liabilities	20,789	20,886
Taxes payable	186	16,604
Accounts payable and accrued liabilities	9,149	15,127
Acquisition payables	—	7,204
Tenant security deposits	2,501	2,267
Advance rents	1,393	1,005

Total liabilities	384,152	294,987

Minority interest — operating partnership	25,503	28,080

Shareholders’ Equity:
Preferred shares of beneficial interest, par value $0.01, 40 million shares authorized, none issued and outstanding in 2006 or 2005	—	—
Common shares of beneficial interest, par value $0.01, 200 million shares authorized, 26.1 million and 25.0 million shares issued and outstanding in 2006 and 2005, respectively	261	250
Additional paid-in capital	219,947	208,814
Accumulated deficit	(33,395)	(11,734)

Total Shareholders’ Equity	186,813	197,330

Total Liabilities and Shareholders’ Equity	$596,468	$520,397

Republic Property Trust (The Company) and RKB Washington Property Fund I L.P. (The Predecessor)
Consolidated Statements of Operations
For the Fiscal Quarters Ended December 31, 2006 and 2005

	The Company	(1)
	Fiscal Quarter ended December 31,
(Dollars in thousands except per share amounts)	2006	2005
Revenue:
Rental income	$16,055	$9,088
Management and development fees and associated reimbursements	1,033	116

Total operating revenue	17,088	9,204
Expenses:
Real estate taxes	1,572	833
Property operating costs	3,223	2,149
Management Fees	—	687
Depreciation and amortization	6,039	2,985
Cost of management and development fees and associated reimbursements	1,049	—
General and administrative	2,730	6,726
Management and development agreement write-offs	793	3,856

Total operating expenses	15,406	17,236

Operating income (loss)	1,682	(8,032)

Other income and expense:
Interest income	118	88
Interest expense	(5,354)	(8,106)

Total other income and expense	(5,236)	(8,018)

Net loss before minority interest	(3,554)	(16,050)

Minority interest	428	1,670

Net loss	$(3,126)	$(14,380)

Basic and diluted loss per common share (2)	$(0.12)	$(0.47)

Weighted average common shares outstanding basic and diluted (in millions)	26.1	25.0

Distributions declared per common share (3)	$0.206	$—

(1)	The three months ended December 31, 2005 include the results of operations of the Company for the period from December 20, 2005 through December 31, 2005 and of the Predecessor for the period from October 1, 2005 through December 19, 2005.

(2)	Basic and diluted loss per common share for the period from December 20, 2005 through December 31, 2005 was $0.47.

(3)	On January 12, 2007, our Board of Trustees declared a quarterly cash distribution and reduced the dividend to $0.125 per common share.

Reconciliation of Funds From Operations (FFO) to Net Loss

	Quarter ended December 31,
(Dollars in thousands)	2006 (2)	2005 (1)(2)
Net loss	$(3,126)	$(14,380)

Minority interest	(428)	(1,670)
Real estate depreciation and amortization	5,830	2,957

Funds From Operations	$2,276	$(13,093)

(1)	The three months ended December 31, 2005 include the results of operations of the Company for the period from December 20, 2005 through December 31, 2005 and of our Predecessor for the period from October 1, 2005 through December 19, 2005.

(2)	The three months ended December 31, 2006 include management and development fee write-offs of $793,000 and the three months ended December 31, 2005 include the following IPO-related items: cash and stock awards of $5.7 million, management fee write-offs of $3.9 million, debt assumption costs of $1.2 million, and debt extinguishment costs of $2.1 million.
The Company calculates FFO pursuant to the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is used by management, investors and industry analysts as a supplemental measure of operating performance of equity REITs. The most directly comparable GAAP measure for FFO is GAAP net income. Management believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values historically rise or fall due to market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows. FFO should not be considered as an alternative to GAAP net income, as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. A reconciliation of FFO to net loss is provided above.

Reconciliation of Net Operating Income (NOI) to Net Loss
Quarter ended 12/31/2006

		Non-
	Comparable	Comparable
(Dollars in thousands)	Properties	Properties	Total
Revenue:
Rental income, tenant reimbursements and other	$9,701	$6,354	$16,055

Property operating expenses:
Real estate taxes	(843)	(729)	(1,572)
Property operating costs	(2,137)	(1,086)	(3,223)

NOI	$6,721	$4,539	11,260

Management and development fees and associated reimbursements			1,033
Depreciation and amortization			(6,039)
Cost of management and development fees and associated reimbursements			(1,049)
General and administrative			(2,730)
Management and development agreement write-offs			(793)

Operating income			1,682

Total other income and expense			(5,236)

Net loss before minority interest			(3,554)
Minority interest			428

Net loss			$(3,126)

Quarter ended 12/31/2005 (1)

		Non-
	Comparable	Comparable
(Dollars in thousands)	Properties	Properties	Total
Revenue:
Rental income, tenant reimbursements and other	$8,642	$446	$9,088

Property operating expenses:
Real estate taxes	(780)	(53)	(833)
Property operating costs	(2,102)	(47)	(2,149)

Net Operating Income (NOI)	$5,760	$346	6,106

Management and development fees and associated reimbursements			116
Management fees			(687)
Depreciation and amortization			(2,985)
General and administrative			(6,726)
Management and development agreement write-offs			(3,856)

Operating loss			(8,032)

Total other income and expense			(8,018)

Net loss before minority interest			(16,050)
Minority interest			1,670

Net loss			$(14,380)

(1)	The three months ended December 31, 2005 include the results of operations of the Company for the period from December 20, 2005 through December 31, 2005 and of our Predecessor for the period from October 1, 2005 through December 19, 2005.
We define Comparable Properties as those that we have owned continuously since January 1, 2005. Properties acquired since that date are Non-Comparable. Specifically, Comparable Properties included above are: Republic Park 1-7, Corporate Oaks, Corporate Point IV, Lakeside I and II, Pender Business Park, Presidents Park I, II, and III, and WillowWood III and IV. The Non-Comparable Properties are the Republic Building, WillowWood I and II, and Republic Park 8, which we acquired on December 20, 2005, May 25, 2006, and September 6, 2006 respectively.
NOI is defined as rental income, tenant reimbursements and other property revenue less real estate taxes and property operating costs. Property operating costs include bad debt expenses but exclude interest expense, management fees and depreciation and amortization. NOI is used by management in assessing the operating results of our properties and the value of our real estate assets. We believe NOI allows a better understanding of the core operating performance of a REIT’s real estate portfolio before considering depreciation and amortization, financing costs and general and administrative expenses. NOI should not be considered an alternative to GAAP net income, as an indication of our financial performance, as an alternative to GAAP net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity. NOI measures presented by us may not be comparable to other similarly titled measures used by other companies. We consider net income to be the most comparable GAAP measure relative to NOI. A reconciliation between net loss and NOI is provided above.

Non-Cash Adjustments to NOI
NOI reflects the following impacts of FAS 13 (straight-line rent adjustments) and FAS 141 (market rent adjustments).
Quarter ended December 31, 2006

	Comparable	Non-Comparable
(Dollars in thousands)	Properties	Properties	Total
Straight-line rent adjustments — increase (decrease) to NOI	$67	$171	$238
Market rent adjustments — increase (decrease) to NOI	$(115)	$664	$549
Quarter ended December 31, 2005 (1)

	Comparable	Non-Comparable
(Dollars in thousands)	Properties	Properties	Total
Straight-line rent adjustments — increase (decrease) to NOI	$210	$—	$210
Market rent adjustments — increase (decrease) to NOI	$(154)	$64	$(90)

(1)	The three months ended December 31, 2005 include the results of operations of the Company for the period from December 20, 2005 through December 31, 2005 and of our Predecessor for the period from October 1, 2005 through December 19, 2005.

Reconciliation of Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (Adjusted EBITDA) to Net Loss

	Three months ended December 31,
(Dollars in thousands)	2006 (2)	2005 (1)(2)
Net loss	$(3,126)	$(14,380)

Minority interest	(428)	(1,670)
Interest expense	5,354	8,106
Income tax expense	—	—
Depreciation and amortization	6,039	2,985

Adjusted EBITDA	$7,839	$(4,959)

(1)	The three months ended December 31, 2005 include the results of operations of the Company for the period from December 20, 2005 through December 31, 2005 and of our Predecessor for the period from October 1, 2005 through December 19, 2005.

(2)	The three months ended December 31, 2006 include management and development fee write-offs of $793,000 and the three months ended December 31, 2005 include the following IPO-related items: cash and stock awards of $5.7 million, management fee write-offs of $3.9 million, debt assumption costs of $1.2 million, and debt extinguishment costs of $2.1 million.
We present EBITDA, as net (loss) income computed in accordance with GAAP adjusted to exclude interest expenses, income tax expenses and benefits, and depreciation and amortization expenses. We further adjust EBITDA to include minority interest, which relates to the interest in the Operating Partnership not owned by us (“Adjusted EBITDA”). We conduct all of our operations through our Operating Partnership. We believe that Adjusted EBITDA provides investors with an additional indicator of our Operating Partnership’s operating strength and performance. Adjusted EBITDA excludes the impact of costs and expenses that management believes are not characteristic of our underlying business operations. Adjusted EBITDA should not be considered an alternative to GAAP net income, as an indication of our financial performance, as an alternative to GAAP net cash flows from operating activities, or as a measure of our liquidity. Further, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other REITs. The most directly comparable GAAP measure for Adjusted EBITDA is net income. A reconciliation of Adjusted EBITDA to net loss is provided above.

SELECT FINANCIAL ANALYSIS
Equity Analysis

	2006	2005
	As of	As of
	December 31	December 31
Common Equity
Common Shares	26,076,582	25,017,524
Common Units (1)	3,560,019	3,560,019

Total	29,636,601	28,577,543

End of Quarter Common Share Price	$11.54	$12.00
Market Value of Common Shares/Units (Dollars in thousands)	$342,006	$342,931

Common Shares Trading Volume
Quarterly Average Daily Volume (Shares)	82,060	639,973
Average Daily Volume (Dollars in thousands)	$955	$7,680
As a Percentage of Weighted Average Common Shares	0.3%	2.6%

Common Share Daily Closing Price Range
Quarterly High	$12.44	$12.14
Quarterly Low	$11.00	$12.00
Quarterly Average	$11.63	$12.00

Weighted Average Shares and Units for Quarter
Common Shares Outstanding	26,054,776	25,017,524
Common Units (1)	3,560,019	3,560,019

Total Weighted Average Shares and Units	29,614,795	28,577,543

Capitalization (Dollars in thousands)
Market Value of Common Shares/Units	$342,006	$342,931

Total Equity Market Capitalization	$342,006	$342,931

Total Debt	$350,134	$231,894

Total Market Capitalization	$692,140	$574,825

Debt to Total Market Capitalization	50.6%	40.3%
Debt to Total Assets	58.7%	44.6%
Debt to Undepreciated Book Value of Real Estate Assets	59.8%	49.5%

(1)	Represents the units not beneficially owned by Republic Property Trust.

Debt Analysis
The following table sets forth certain information with respect to the indebtedness outstanding as of December 31, 2006.

	Interest	Principal	Annual Debt	Maturity	Balance at
(Dollars in thousands)	Rate (1)	Amount	Service (2)	Date (3)	Maturity

Property Debt
Corporate Pointe IV	7.3%	$9,353	$815	5/2011	$8,740
Pender Business Park	5.8%	20,330	1,514	10/2009	19,386
Lakeside I and II	4.6%	19,500	909	6/2008	19,500
WillowWood III and IV	4.5%	40,000	1,825	6/2008	40,000
Corporate Oaks	6.0%	6,472	529	1/2014	5,211
The Republic Building	5.7%	103,079	5,523	7/2012	105,770
Republic Park 1-8	6.1%	100,000	6,175	10/2016	96,551
WillowWood I and II	6.2%	46,400	2,917	6/2016	46,400

Total Property Debt		$345,134	$20,207		$341,558

Other Debt
Line of Credit (4)	6.9%	5,000	351	5/2009	5,000

Total Debt		$350,134	$20,558		$346,558

(1)	The weighted average stated interest rate of our debt is 5.7%

(2)	Annual debt service includes payments made for interest and principal where applicable.

(3)	Maturity date represents the date on which the principal amount is due and payable, assuming no payment has been made in advance of the maturity date.

(4)	Line of credit currently bears interest at the rate of LIBOR plus 1.55%. LIBOR at December 31, 2006 was 5.3%. We have the right to extend to May 2010.

PORTFOLIO SUMMARY
Summary of Our Properties as of December 31, 2006
As of December 31, 2006, our Operating Partnership indirectly owned 100% of the fee interest in 13 Class A office properties (comprising 24 buildings), one of which is located in the District of Columbia and twelve of which are located in Northern Virginia. The following table provides summary information regarding our properties as of December 31, 2006:

							Annualized
							Rent Per
		Number of					Leased
		Buildings at	Year Built	Net Rentable	Percent	Annualized	Square
Office Properties(1)	Location	Property	(Renovated)	Square Feet(1)	Leased(2)	Rent(3)	Foot(4)
						(Dollars
						in thousands)
Corporate Oaks	Herndon, Virginia	1	1986 (1999)	60,767	100.0%	1,243	20.46
Corporate Pointe IV	Chantilly, Virginia	1	1998	80,118	100.0%	1,399	17.46
Lakeside I and II	Chantilly, Virginia	2	1989, 1999	173,218	93.3%	3,368	20.85
Pender Business Park	Fairfax, Virginia	4	2000	170,940	100.0%	4,184	24.48
Presidents Park I	Herndon, Virginia	1	1999	196,901	84.8%	4,351	26.07
Presidents Park II(5)	Herndon, Virginia	1	2000	199,211	32.7%	1,822	27.96
Presidents Park III	Herndon, Virginia	1	2001	198,755	93.4%	4,042	21.78
The Republic Building	Washington, D.C.	1	1992	276,018	100.0%	11,538	41.80
Republic Park 1-7(6)	Herndon, Virginia	7	1998,1999	349,611	93.1%	7,323	23.91
Republic Park 8(7)	Herndon, Virginia	1	1999	181,154	76.1%	3,212	25.26
WillowWood I(8)	Fairfax, Virginia	1	1988	120,513	98.9%	3,103	26.74
WillowWood II	Fairfax, Virginia	1	1988	124,358	92.0%	2,840	24.82
WillowWood III and IV	Fairfax, Virginia	2	1998	278,979	87.2%	6,191	25.46

Portfolio Total/Weighted Average		24	1997	2,410,543	87.4%	$54,616	$26.33

(1)	Net rentable square feet includes retail and storage space, but excludes on-site parking and rooftop leases.

(2)	Includes leases or lease amendments that have been executed, regardless of whether or not occupancy has commenced.

(3)	Annualized rent represents base rent, as determined from the date of the lease agreement, or the most recent amendment to a lease agreement, for all leases in place in which tenants are in occupancy at December 31, 2006 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents. Base rent does not reflect the exercise of a renewal or termination option.

(4)	Annualized rent per leased square foot represents annualized rent as computed above, divided by occupied net rentable square feet as of the same date.

(5)	Excludes any leased square feet or annualized rent associated with a lease to XO Communications, LLC for 104,833 net rentable square feet because the lease was executed in February 2007 and the revenue commences December 2007.

(6)	Excludes any annualized rent associated with (i) a lease to In2Books, Inc. for 16,665 net rentable square feet because the revenue commences January 2007; and (ii) a lease amendment to Honeywell International for 2,698 net rentable square feet because the revenue commences March 2007.

(7)	Excludes any annualized rent associated with a lease to NPD Intelect, L.L.C. for 10,683 net rentable square feet because the revenue commences March 2007.

(8)	Excludes any annualized rent associated with a lease amendment to Radiology Business Management Associates for 3,096 net rentable square feet because the revenue commences January 2007.

Historical Leasing Trends
The following table provides summary information regarding historical leasing trends at our properties:

	Percent	Percent	Percent	Percent	Percent
	Leased (2)	Leased (2)	Leased (2)	Leased (2)	Leased (2)
Office Properties (1)	at 12/31/06	at 9/30/06	at 6/30/06	at 3/31/06	at 12/31/05

Corporate Oaks	100.0%	100.0%	100.0%	100.0%	100.0%

Corporate Pointe IV	100.0%	100.0%	100.0%	100.0%	100.0%
Lakeside I and II	93.3%	92.1%	92.1%	85.7%	85.7%

Pender Business Park	100.0%	100.0%	100.0%	100.0%	100.0%
Presidents Park I	84.8%	83.2%	83.2%	83.4%	83.4%

Presidents Park II(3)	32.7%	32.5%	32.5%	32.5%	32.5%
Presidents Park III	93.4%	92.7%	92.7%	92.7%	92.7%

Republic Building (4)	100.0%	100.0%	100.0%	100.0%	100.0%
Republic Park 1-7 (5)	93.1%	91.8%	91.8%	86.9%	96.1%

Republic Park 8 (6)	76.1%	70.2%	N/A	N/A	N/A
WillowWood I (7)	98.9%	96.3%	96.3%	N/A	N/A

WillowWood II (7)	92.0%	90.7%	90.7%	N/A	N/A
WillowWood III and IV	87.2%	97.0%	97.0%	95.4%	95.4%

Portfolio Weighted Average	87.4%	87.6%	88.8%	86.6%	88.2%

(1)	Each property is 100% indirectly owned in fee simple by our Operating Partnership.

(2)	Includes leases or lease amendments that have been executed, regardless of whether or not occupancy has commenced.

(3)	Excludes any leased square feet or annualized rent associated with a lease to XO Communications, LLC for 104,833 net rentable square feet because the lease was executed in February 2007 and the revenue commences December 2007.

(4)	Acquired on December 20, 2005.

(5)	Formerly known as Campus at Dulles Technology Center.

(6)	Formerly known as Dulles Park Technology Center which we acquired on September 6, 2006.

(7)	Acquired on May 25, 2006.
Tenant Diversification Analysis as of December 31, 2006
Our tenants include nationally recognized corporate firms and governmental agencies. The following table sets forth information as of December 31, 2006 regarding our tenants’ industry sectors according to the North American Industry Classification System (NAICS). Percentage is based on total square feet leased:

	Net Rentable SF	Percentage of Total Portfolio – Net
Industry	Under Lease (1)	Rentable SF (2)
Professional, Scientific and Technical Services	889,176	36.9%
Government	510,030	21.2%
Information	246,837	10.2%
Manufacturing	168,675	7.0%
Finance and Insurance	109,262	4.5%
Other (3)	183,260	7.6%
Vacant	303,303	12.6%
Totals:	2,410,543	100.0%

(1)	Excludes any leased square feet or annualized rent associated with a lease to XO Communications, LLC for 104,833 net rentable square feet because the lease was executed in February 2007 and the revenue commences December 2007.

(2)	Represents net rentable square feet under lease for a tenant (including lease or lease amendments that have been executed, regardless of whether or not occupancy has commenced) as a percentage of total net rentable square feet of our properties.

(3)	Includes industries individually representing less than 3% of total portfolio net rentable square feet.

Top Ten Office Tenants as of December 31, 2006
As of December 31, 2006, our portfolio was leased to 89 tenants under 91 separate leases, many of which are nationally recognized corporate firms or governmental agencies. The following table sets forth information regarding the 10 largest tenants in our portfolio, based on annualized rent as of December 31, 2006:
(Dollars in thousands)

				Percentage
			Net	of Total
			Rentable	Portfolio –		Percentage of
		Lease	SF Under	Net Rentable	Annualized	Total Portfolio –
Tenant/Industry(1)	Property	Expiration (2)	Lease	SF (3)	Rent(4)	Annualized Rent(5)
GSA – Dept. of Justice (Government)	Republic Building	12/20/2014	250,073	10.4%	$10,506	19.2%
GSA – FTS (6)	WillowWood III&IV	5/3/2009	92,992	3.9%	2,408	4.4%
(Government)	WillowWood I	3/9/2010	23,950	0.9%	712	1.3%
BAE Systems/DigitalNet (Professional Services)	Presidents Park III	10/31/2011	142,646	5.9%	3,087	5.6%
Cisco Systems, Inc. (Professional Services)	Republic Park 1-7	3/31/2016	108,858	4.5%	2,857	5.2%
Network Solutions (Information)	Presidents Park I	12/31/2012	104,860	4.4%	2,849	5.2%
Zeta Associates (Professional Services)	WillowWood III&IV	8/15/2009	115,417	4.8%	2,837	5.2%
Computer Sciences (7)		12/31/2011	47,670	2.0%	1,128	2.1%
(Information)	Lakeside I and II	8/31/2008	40,600	1.7%	749	1.4%
GSA – Dept. of Interior (8)	Corporate Oaks	4/30/2013	60,767	2.5%	1,243	2.3%
(Government)	Republic Park 8	8/6/2011	13,730	0.6%	397	0.7%
webMethods, Inc. (Professional Services)	Pender Business Park	12/31/2007	61,450	2.5%	1,614	3.0%
CACI International, Inc. (Professional Services)	Corporate Pointe IV	11/30/2009	80,118	3.3%	1,399	2.6%

Totals:			1,143,131	47.4%	$31,786	58.2%

(1)	Excludes any leased square feet or annualized rent associated with a lease to XO Communications, LLC for 104,833 net rentable square feet because the lease was executed in February 2007 and the revenue commences December 2007.

(2)	Assumes the tenant does not exercise any renewal or termination options.

(3)	Represents net rentable square feet under lease for a tenant (including lease or lease amendments that have been executed, regardless of whether or not occupancy has commenced) as a percentage of total net rentable square feet of our properties.

(4)	Annualized rent represents base rent, as determined from the date of the lease agreement, or the most recent amendment to a lease agreement, for all leases in place in which tenants are in occupancy at December 31, 2006 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents. Base rent does not reflect the exercise of a renewal or termination option.

(5)	Represents annualized rent for a tenant as a percentage of total annualized rent for our properties.

(6)	We have two leases with GSA – Federal Technology Services at our WillowWood properties.

(7)	We have two leases with Computer Sciences Corp. (f/k/a Datatrac) at our Lakeside property.

(8)	We have two leases with GSA – Department of Interior. One lease is at our Corporate Oaks property and the other is at our Republic Park 8 property.

Office Lease Expiration Analysis by Year as of December 31, 2006
The following table sets forth a summary schedule of the lease expirations for leases in place as of December 31, 2006. Unless otherwise stated, the information in the table assumes that tenants exercise neither renewal options nor termination rights:
(Dollars in thousands except per square foot amounts)

			Percentage			Percentage
		Net	of Total			of Total
		Rentable SF	Portfolio —			Portfolio —	Expiring	Expiring
	Number of Leases	of Expiring	Net	Annualized	Annualized	Annualized	Base	Base
Year of Lease Expiration	Expiring	Leases(1)(2)	Rentable SF(3)	Rent(4)	Rent/SF(5)	Rent(6)	Rent(7)	Rent/SF(8)
Available		303,303	12.6%
2007	11	93,245	3.9%	2,362	25.33	4.3%	2,563	27.49
2008	15	181,871	7.5%	3,863	21.24	7.1%	4,315	23.73
2009(9)	18	468,944	19.5%	10,760	23.79	19.7%	11,750	25.98
2010	16	259,129	10.7%	6,351	24.51	11.6%	7,923	30.58
2011(10)	16	402,564	16.7%	9,632	24.09	17.6%	10,470	26.18
2012(11)	2	115,543	4.8%	2,850	27.18	5.2%	3,087	29.44
2013	4	99,058	4.1%	2,574	25.98	4.7%	2,861	28.88
2014	4	304,976	12.7%	11,881	38.96	21.8%	12,065	39.56
2015	3	69,956	2.9%	1,485	21.23	2.7%	1,789	25.57
2016(12)	2	111,954	4.6%	2,858	26.25	5.3%	3,245	29.81

Total	91	2,410,543	100.0%	$54,616	$26.33	100.0%	$60,068	$28.96

(1)	Includes retail and storage space, but excludes on-site parking and rooftop leases.

(2)	Excludes any leased square feet or annualized rent associated with a lease to XO Communications, LLC for 104,833 net rentable square feet because the lease was executed in February 2007 and the revenue commences December 2007.

(3)	Represents net rentable square feet in a particular year as a percentage of total net rentable square feet of our properties.

(4)	Annualized rent represents base rent, as determined from the date of the lease agreement, or the most recent amendment to a lease agreement, for all leases in place in which tenants are in occupancy at December 31, 2006 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents.

(5)	Annualized rent per leased square foot represents annualized rent as computed above, divided by occupied net rentable square feet as of the same date.

(6)	Represents annualized rent for a tenant as a percentage of total annualized rent for our properties.

(7)	Expiring Base Rent represents the monthly base rent payable immediately prior to the expiration of the lease multiplied by 12.

(8)	Expiring Base Rent/Square Foot represents expiring base rent divided by net rentable square feet under lease.

(9)	Excludes any annualized rent associated with a lease to In2Books, Inc. for 16,665 net rentable square feet because the revenue commences January 2007.

(10)	Excludes any annualized rent associated with a lease amendment to Honeywell International for 2,698 net rentable square feet because the revenue commences March 2007.

(11)	Excludes any annualized rent associated with a lease to NPD Intelect, L.L.C. for 10,683 net rentable square feet because the revenue commences March 2007.

(12)	Excludes any annualized rent associated with a lease amendment to Radiology Business Management Associates for 3,096 net rentable square feet because the revenue commences January 2007.

Office Lease Distribution Analysis by Tenant Size as of December 31, 2006
The following table sets forth information relating to the distribution of leases at our properties, based on net rentable square feet under lease as of December 31, 2006:

				Percentage of
			Net	Total Portfolio —			Percentage of
			Rentable	Net Rentable			Total Portfolio
	Number	Percentage	SF Under	SF Under	Annualized	Annualized	— Annualized
SF Under Lease	of Leases	of all Leases	Lease(1)	Lease(2)	Rent(3)	Rent/SF	Rent(4)
					($ in thousands)
2,500 or less	19	20.9%	24,425	1.0%	$589	$24.11	1.1%
2,501 — 10,000(5)	26	28.6%	121,883	5.0%	2,929	24.66	5.4%
10,001 — 20,000(6)(7)	16	17.6%	233,279	9.7%	5,107	24.80	9.4%
20,001 — 40,000(8)	12	13.2%	315,037	13.1%	8,489	27.18	15.5%
40,001 — 100,000	13	14.3%	690,762	28.7%	15,366	22.24	28.1%
Greater than 100,000(9)	5	5.4%	721,854	29.9%	22,136	30.67	40.5%

Total	91	100.0%	2,107,240	87.4%	$54,616	$26.33	100.0%

(1)	Net rentable square feet under lease includes retail and storage space, but excludes on-site parking and rooftop leases.

(2)	Represents net rentable square feet under lease for a tenant as a percentage of total net rentable square feet of our properties including lease or lease amendments that have been executed, regardless of whether or not occupancy has commenced.

(3)	Annualized rent represents base rent, as determined from the date of the lease agreement, or the most recent amendment to a lease agreement, for all leases in place in which tenants are in occupancy at December 31, 2006 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents. Base rent does not reflect the exercise of a renewal or termination option.

(4)	Represents annualized rent for a tenant as a percentage of total annualized rent for our properties.

(5)	Excludes any annualized rent associated with a lease amendment to Radiology Business Management Associates for 3,096 net rentable square feet because the revenue commences January 2007.

(6)	Excludes any annualized rent associated with a lease to NPD Intelect, L.L.C. for 10,683 net rentable square feet because the revenue commences March 2007.

(7)	Excludes any annualized rent associated with a lease to In2Books, Inc. for 16,665 net rentable square feet because the revenue commences January 2007.

(8)	Excludes any annualized rent associated with a lease amendment to Honeywell International for 2,698 net rentable square feet because the revenue commences March 2007.

(9)	Excludes any leased square feet or annualized rent associated with a lease to XO Communications, LLC for 104,833 net rentable square feet because the lease was executed in February 2007 and the revenue commences December 2007.
Capital Expenditures
The following table sets forth certain information regarding historical capital expenditures at our properties for the periods set forth below:
(Dollars in thousands except per square foot amounts)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2006	2005	2004
Capital expenditures	835	$285	$73
Average square feet (1)	2,196,491	1,724,153	1,056,844
Capital expenditures per square foot	0.38	$0.17	$0.07

(1)	For any given period, represents the average square footage at our properties subject to capital expenditures.

Tenant Improvements and Leasing Commissions
The following table sets forth certain information regarding tenant improvement (including tenant allowances) and leasing commission costs for tenants at our properties for the periods set forth below:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2006	2005	2004
Renewals (1)
Number of leases	6	5	4
Square Feet	97,036	428,162	106,457
Tenant improvement costs per square foot (2)(3)(6)	$5.77	$18.19	$3.65
Leasing commission costs per square foot (2)(3)	$3.32	$3.66	$3.75
Total tenant improvement and leasing commission costs per square foot (2)(3)(6)	$9.09	$21.85	$7.40

New leases – First Generation (4,7)
Number of leases	1	—	—
Square Feet	19,215	—	—
Tenant improvement costs per square foot (2)(3)	$40.00	$—	$—
Leasing commission costs per square foot (2)(3)	$10.87	$—	$—
Total tenant improvement and leasing commission costs per square foot (2)(3)	$50.87	$—	$—

New leases – Second Generation (5)
Number of leases	15	6	5
Square Feet	194,091	54,189	13,722
Tenant improvement costs per square foot (2)(3)	$22.84	$22.38	$18.82
Leasing commission costs per square foot (2)(3)	$5.84	$10.85	$2.89
Total tenant improvement and leasing commission costs per square foot (2)(3)	$28.68	$33.23	$21.71

Total
Number of leases	22	11	9
Square Feet	310,342	482,351	120,179
Tenant improvement costs per square foot (2)(3)(6)	$18.56	$18.66	$5.39
Leasing commission costs per square foot (2)(3)	$5.36	$4.47	$3.65
Total tenant improvement and leasing commission costs per square foot (2)(3)(6)	$23.92	$23.13	$9.04

(1)	Excludes retained tenants that have relocated to new space or expanded into new space.

(2)	Assumes all tenant improvement and leasing commissions are paid in the calendar year in which the lease commences, which may be different than the year in which they were actually paid.

(3)	Tenant improvements and leasing commission costs exclude any commission paid to related parties.

(4)	First generation space is shell space that has not been improved. Includes retained tenants that have relocated or expanded into new shell space within our portfolio.

(5)	Second generation space is space that has been previously improved and/or occupied. Includes retained tenants that have relocated or expanded into additional space within our portfolio.

(6)	Department of Justice tenant improvement costs are included in 2005 (the year of acquisition), although the lease commenced in 2004.

(7)	Excludes any tenant improvement and leasing commission costs associated with a lease to XO Communications, LLC for 104,833 net rentable square feet because the lease was executed in February 2007 and the revenue commences December 2007.

Option Properties Summary as of March 1, 2007

		Estimated Net
		Rentable	Certificate of	Percent
		Square Feet Upon	Substantial	Occupied	Percent Leased
Option Properties	Submarket	Completion	Completion	At 3/1/07	At 3/1/2007

	Capitol Hill,
Republic Square I	Washington, D.C.	385,000	April 2006	37.4%	45.5%
	Southwest,
The Portals III	Washington, D.C.	505,000	June 2006	—	13.3%
	Capitol Hill,
Republic Square II	Washington, D.C.	202,000	N/A	N/A	N/A

Total Square Feet		1,092,000